                                                                     EXHIBIT (A)


                            STOCK PURCHASE AGREEMENT



                           DATED AS OF AUGUST 20, 1999

                                 BY AND BETWEEN

                       ALTERNATE MARKETING NETWORKS, INC.

                                       AND

                            THE TIMES MIRROR COMPANY

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                                TABLE OF CONTENTS

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                                                                                      ----
ARTICLE 1  PURCHASE AND SALE...........................................................1
             SECTION 1.1. Purchase and Sale of the Shares..............................1
             SECTION 1.2. Purchase Price...............................................1
             SECTION 1.3. Closing......................................................1
               (a) Times Mirror's Deliveries at Closing................................1
               (b) AMNI's Deliveries at Closing........................................2

ARTICLE 2  CONDITIONS TO CLOSING.......................................................2
             SECTION 2.1. Conditions to All Parties' Obligations.......................2
               (a) Governmental Approvals..............................................2
               (b) No Order............................................................2
               (c) Listed on NASDAQ....................................................2
             SECTION 2.2. Conditions to AMNI's Obligations.............................2
               (a) Representations, Warranties and Covenants...........................2
             SECTION 2.3. Conditions to Times Mirror's Obligations.....................3
              (a) Representations, Warranties and Covenants............................3
              (b) Certificate of Good Standing.........................................3
              (c) Resolutions..........................................................3
              (d) Third-Party Consents.................................................3
              (e) Ancillary Agreements.................................................3
              (f) Edelson Stock Purchase Agreement.....................................3
              (g) Legal Opinion........................................................4

ARTICLE 3  REPRESENTATIONS AND WARRANTIES OF AMNI......................................4
             SECTION 3.1. Organization and Good Standing of AMNI.......................4
             SECTION 3.2. Authority....................................................4
             SECTION 3.3. No Breach....................................................5
             SECTION 3.4. Consents and Approvals.......................................5
             SECTION 3.5. Capital Stock of AMNI........................................5
               (a) Authorized Capital Stock of AMNI....................................5
               (b) Subsidiaries........................................................6
               (c) Registered Common Stock.............................................6
               (d) Shares..............................................................6
               (e) No Appraisal Rights.................................................6
             SECTION 3.6. SEC Reports; Financial Statements............................6
               (a) SEC Reports; Audited Financial Statements...........................6
               (b) Amendments to SEC Reports...........................................7
             SECTION 3.7. Litigation; Decrees..........................................7
             SECTION 3.8. Absence of Changes or Events.................................7
             SECTION 3.9. Compliance with Applicable Laws..............................7



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
                                                                                      Page
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
               (a) General.............................................................7
               (b) Hazardous Materials.................................................8
               (c) Notices of Certain Environmental Matters............................8
               (d) Definitions.........................................................8
             SECTION 3.10. Employee Benefit Plans......................................9
             SECTION 3.11. Taxes.......................................................9
               (a) Tax Returns and Taxes...............................................9
               (b) Tax Claims..........................................................9
               (c) Definitions.........................................................9
             SECTION 3.12. Brokers.....................................................10
             SECTION 3.13. Year 2000...................................................10

ARTICLE 4  REPRESENTATIONS AND WARRANTIES OF TIMES MIRROR..............................10
             SECTION 4.1. Organization and Good Standing of Times Mirror...............10
             SECTION 4.2. Authority....................................................10
             SECTION 4.3. No Breach....................................................10
             SECTION 4.4. Consents and Approvals.......................................11
             SECTION 4.5. Brokers......................................................11
             SECTION 4.6. Acquisition of Additional Stock..............................11

ARTICLE 5  COVENANTS OF AMNI...........................................................11
             SECTION 5.1. Access.......................................................11
             SECTION 5.2. Ordinary Conduct.............................................11
               (a) Common Stock........................................................11
               (b) Dividends...........................................................12
               (c) Redemption or Acquisition of Capital Stock..........................12
               (d) Stock Issuances.....................................................12
               (e) Reorganizations.....................................................12
               (f) Asset Dispositions..................................................12
               (g) Charter and Bylaws..................................................12
               (h) Agreements..........................................................12
             SECTION 5.3. Acquisition of Additional Shares of Common Stock by
                            Times Mirror; Shareholder Approval.........................12

ARTICLE 6  MUTUAL COVENANTS............................................................13
             SECTION 6.1. Publicity....................................................13
             SECTION 6.2. Further Assurances...........................................13

ARTICLE 7  TERMINATION; AMENDMENT; WAIVER..............................................13
             SECTION 7.1. Termination..................................................13
             SECTION 7.2. Effects of Termination.......................................14

ARTICLE 8 INDEMNIFICATION..............................................................14
             SECTION 8.1. Indemnification..............................................14
               (a) Indemnification by AMNI.............................................14

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
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               (b) Indemnification by Times Mirror.....................................14
             SECTION 8.2. Losses Net of Insurance......................................14
             SECTION 8.3. Termination of Indemnification...............................15
             SECTION 8.4. Claims for Indemnification...................................15
             SECTION 8.5. Defense of Claims............................................15

ARTICLE 9 MISCELLANEOUS................................................................16
             SECTION 9.1. Expenses.....................................................16
             SECTION 9.2. Attorneys' Fees..............................................16
             SECTION 9.3. Assignment...................................................16
             SECTION 9.4. No Third-Party Beneficiaries.................................17
             SECTION 9.5. Notices......................................................17
             SECTION 9.6. Counterparts; Facsimile......................................17
             SECTION 9.7. Entire Agreement.............................................18
             SECTION 9.8. Severability.................................................18
             SECTION 9.9. Amendment....................................................18
             SECTION 9.10. Extension; Waiver...........................................18
             SECTION 9.11. Dispute Resolution; Equitable Enforcement...................18
               (a) Arbitration.........................................................18
               (b) Equitable Enforcement...............................................18
             SECTION 9.12. Interpretation of this Agreement............................19
               (a) Construction........................................................19
               (b) Governing Law.......................................................19
               (c) Headings, Exhibits and Schedules....................................19
               (d) Representation By Counsel; Interpretation...........................20

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                                TABLE OF EXHIBITS

Exhibit A...............................................Terms of Registration Rights Agreement
Exhibit B.......................................................Terms of Shareholder Agreement
Exhibit C........................................................Terms of Strategic Agreements
Exhibit D..................................Items to be Addressed in Opinion of Counsel to AMNI



                               TABLE OF SCHEDULES


3.1     Foreign Jurisdictions
3.3     AMNI Consents
3.5     Capitalization

                             TABLE OF DEFINED TERMS

                                                              Cross Reference
Term                                                           in Agreement               Page
Agreement...................................................... Preamble.................... 1
AMNI Material Adverse Effect................................... Section 3.1................. 4
AMNI........................................................... Preamble.................... 1
Applicable Laws................................................ Section 3.9(a).............. 7
Benefit Plans.................................................. Section 3.10................ 8
Closing Date................................................... Section 1.3................. 1
Closing........................................................ Section 1.3................. 1
Code........................................................... Section 3.10................ 8
Common Stock................................................... Section 3.5(a).............. 5
Contracts...................................................... Section 3.3................. 4
Edelson Shares................................................. Section 2.3(f).............. 3
Edelson Stock Purchase Agreement............................... Section 2.3(f).............. 3
Enforceability Exceptions...................................... Section 3.2................. 4
Environmental Law.............................................. Section 3.9(d)(ii).......... 8
Exchange Act................................................... Section 3.6(a).............. 6
Hazardous Material............................................. Section 3.9(d)(i)........... 7
Losses......................................................... Section 8.1(a)............. 13
NASDAQ......................................................... Section 2.1(c).............. 2
Purchase Price................................................. Section 1.2................. 1
Registration Rights Agreement.................................. Section 2.3(e).............. 3
SEC Reports.................................................... Section 3.6(a).............. 6
Securities Act................................................. Section 3.6(a).............. 6
Share or Shares................................................ Recitals.................... 1
Shareholder Agreement.......................................... Section 2.3(e).............. 3
Strategic Agreements........................................... Section 2.3(e).............. 3
Tax or Taxes................................................... Section 3.11(c)(i).......... 8
Tax Return..................................................... Section 3.11(c)(ii)......... 8
Times Mirror................................................... Preamble.................... 1
Transaction Documents.......................................... Section 3.2................. 4

                            STOCK PURCHASE AGREEMENT

        THIS STOCK PURCHASE AGREEMENT (this "Agreement") dated as of August 20, 1999 is by and between THE TIMES MIRROR COMPANY, a Delaware corporation ("Times Mirror"), and ALTERNATE MARKETING NETWORKS, INC., a Michigan corporation ("AMNI").

                                    RECITALS

        WHEREAS, on the terms and subject to the conditions set forth herein, AMNI desires to sell to Times Mirror, and Times Mirror desires to purchase from AMNI, 350,000 shares of common stock, no par value, of AMNI (individually, a "Share" and collectively, the "Shares").

        NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained and intending to be legally bound hereby, Times Mirror and AMNI hereby agree as follows:

                                    ARTICLE 1

                                PURCHASE AND SALE

        SECTION 1.1. Purchase and Sale of the Shares. On the terms and subject to the conditions of this Agreement, AMNI will sell, transfer and deliver to Times Mirror, and Times Mirror will purchase from AMNI, free and clear of all liens, claims, encumbrances, security interests, options, charges and restrictions of any kind, the Shares.

        SECTION 1.2. Purchase Price. In consideration of the sale, transfer and delivery of the Shares, Times Mirror shall pay to AMNI one million, fifty thousand dollars ($1,050,000) in cash (the "Purchase Price"), payable as set forth in Section 1.3(a)(i).

        SECTION 1.3. Closing. The closing of the purchase and sale of the Shares (the "Closing") will take place on September 10, 1999 (the "Closing Date") at the offices of Gibson, Dunn & Crutcher LLP, 333 South Grand Avenue, Los Angeles, California 90071, unless another time, date or place is agreed to in writing by the parties hereto.

               (a) Times Mirror's Deliveries at Closing. At the Closing, Times Mirror shall deliver to AMNI (i) by wire transfer (to a bank account designated at least two business days prior to the Closing Date in writing by AMNI) immediately available funds in an amount equal to the Purchase Price and (ii) such other documents as are specifically required by this Agreement.

               (b) AMNI's Deliveries at Closing. At the Closing, AMNI shall deliver or cause to be delivered to Times Mirror (i) a certificate representing the Shares and (ii) such other documents as are specifically required by this Agreement.

                                    ARTICLE 2

                              CONDITIONS TO CLOSING

        SECTION 2.1. Conditions to All Parties' Obligations. The respective obligations of the parties hereto to consummate the Closing shall be subject to the satisfaction (or waiver by each party in writing) on or before the Closing Date of the following conditions:

               (a) Governmental Approvals. Any notice or approvals to or of any federal, state or foreign governmental authority with respect to the transactions contemplated hereby shall have been either filed or received.

               (b) No Order. No federal, state or foreign governmental authority or other agency or commission or court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order (whether temporary, preliminary or permanent) which remains in effect, and which has the effect of making the transactions contemplated hereby illegal or otherwise prohibiting consummation of the transactions contemplated by this Agreement.

               (b) Listed on NASDAQ. The Common Stock of AMNI shall not have ceased trading on or been delisted from the NASDAQ SmallCap Market ("NASDAQ"), and no event shall have occurred which would cause the Common Stock of AMNI to cease trading on or to be delisted from NASDAQ.

        SECTION 2.2. Conditions to AMNI's Obligations. The obligations of AMNI to consummate the Closing are subject to the satisfaction (or waiver by AMNI in writing) on or before the Closing Date of the following conditions:

               (a) Representations, Warranties and Covenants. The representations and warranties of Times Mirror made in this Agreement shall be true and correct in all material respects as of the date of this Agreement and, except as specifically contemplated by this Agreement, on and as of the Closing Date, as though made on and as of the Closing Date, and Times Mirror shall have performed or complied with, or shall have caused to be performed or complied with, in all material respects all obligations and covenants required by this Agreement to be performed or complied with by Times Mirror by the time of the Closing; and AMNI shall have received from Times Mirror a certificate dated the Closing Date and signed by an authorized officer of Times Mirror confirming the foregoing.

        SECTION 2.3. Conditions to Times Mirror's Obligations. The obligations of Times Mirror to consummate the Closing are subject to the satisfaction (or waiver by Times Mirror in writing) on or before the Closing Date of the following conditions:

               (a) Representations, Warranties and Covenants. The representations and warranties of AMNI made in this Agreement shall be true and correct in all material respects as of the date of this Agreement and on and as of the Closing Date, as though made on and as of the Closing Date, and AMNI shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by AMNI or any affiliate of AMNI by the time of the Closing; and Times Mirror shall have received from AMNI a certificate dated the Closing Date and signed by an authorized officer of AMNI confirming the foregoing.

               (b) Certificate of Good Standing. Times Mirror shall have received from AMNI a certificate as to AMNI issued by the Secretary of State of the State of Michigan and the appropriate governmental authority of each other state in which AMNI is qualified to do business, evidencing its good standing in each such state as of a date not more than ten days prior to the Closing Date.

               (c) Resolutions. Times Mirror shall have received from AMNI certified copies of resolutions duly adopted by the Board of Directors of AMNI authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, and all such resolutions shall not have been revoked and shall remain in full force and effect.

               (d) Third-Party Consents. AMNI shall have obtained in writing any third-party consents required under any of the Contracts that are indicated with an asterisk on Schedule 3.3 to which AMNI is a party.

               (e) Ancillary Agreements. AMNI shall have executed and delivered to Times Mirror (i) a Registration Rights Agreement (the "Registration Rights Agreement"), consistent with the terms and conditions set forth on Exhibit A, dated as of the Closing Date, (ii) a Shareholder Agreement (the "Shareholder Agreement"), consistent with the terms and conditions set forth on Exhibit B, dated as of the Closing Date, and (iii) one or more strategic agreements (collectively, the "Strategic Agreements") based on the terms and conditions set forth in Exhibit C.

               (f) Edelson Stock Purchase Agreement. That certain Stock Purchase Agreement (the "Edelson Stock Purchase Agreement") by and between Times Mirror and Edelson Technology Partners II, L.P., a Delaware limited partnership, dated as of the date hereof, with respect to the purchase by Times Mirror of 339,552 shares of Common Stock held by Edelson Technology Partners II, L.P. (the "Edelson Shares"), shall have been executed and delivered by the other party thereto, on terms mutually acceptable to the parties thereto.

               (g) Legal Opinion. Times Mirror shall have received the opinions of Moss & Barnett, legal counsel to AMNI, and Bergesen and Clark, PLC, special counsel to AMNI as to matters of Michigan law, as to the matters set forth in Exhibit D.

                                    ARTICLE 3

                     REPRESENTATIONS AND WARRANTIES OF AMNI

        AMNI hereby represents and warrants to Times Mirror as follows:

        SECTION 3.1. Organization and Good Standing of AMNI. AMNI and each of its subsidiaries is a corporation duly organized and validly existing under the laws of its incorporation. Each of AMNI and each of its subsidiaries has all requisite corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to carry on its business as presently conducted other than such franchises, licenses, permits, authorizations and approvals, the lack of which would not, individually or in the aggregate, have a material adverse effect on the business, financial condition, prospects or results of operations of AMNI and its subsidiaries, taken as a whole (an "AMNI Material Adverse Effect"). Each of AMNI and each of its subsidiaries is duly qualified and in good standing to do business in the jurisdictions set forth on Schedule 3.1, which jurisdictions constitute each jurisdiction in which the nature of its business or the ownership, leasing or holding of its properties makes such qualification necessary, except such jurisdictions where the failure be so qualified or in good standing would not have an AMNI Material Adverse Effect.

        SECTION 3.2. Authority. AMNI has all requisite corporate power and authority to execute and deliver this Agreement, the Registration Rights Agreement, the Shareholder Agreement and the Strategic Agreements (collectively, the "Transaction Documents") and to consummate the transactions contemplated hereby and thereby. All necessary corporate action required to have been taken by or on behalf of AMNI by applicable law or its charter documents has been taken to authorize (a) the approval, execution and delivery on behalf of AMNI of the Transaction Documents and (b) the performance by AMNI of its obligations under the Transaction Documents and the consummation of the transactions contemplated hereby and thereby. Each of the Transaction Documents constitutes a valid and binding agreement of AMNI, enforceable against it in accordance with its terms, except (i) as the same may be limited by applicable bankruptcy, insolvency, moratorium or similar laws of general application relating to or affecting creditors' rights, including the effect of statutory or other laws regarding fraudulent conveyances and preferential transfers and (ii) for the limitations imposed by general principles of equity (the foregoing exceptions set forth in clauses (i) and (ii) being referred to as the "Enforceability Exceptions").

        SECTION 3.3. No Breach. The execution and delivery of each of the Transaction Documents by AMNI do not, and the consummation of the transactions to which AMNI is a party contemplated hereby and thereby will not, (i) violate or conflict with the Articles of Incorporation or Bylaws of AMNI or (ii) except as set forth on Schedule 3.3 hereto, constitute a material breach or default or give rise to any lien, third-party right of termination, cancellation, material modification or acceleration under any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which AMNI or any of its subsidiaries is now a party or by which any of them or any of their respective properties or assets may be bound (collectively, "Contracts"), or violate or conflict with any law, rule or regulation to which AMNI or any of its subsidiaries or any material portion of AMNI's or any of its subsidiaries' assets is subject.

        SECTION 3.4. Consents and Approvals. Neither the execution and delivery of the Transaction Documents by AMNI nor the consummation of the transactions to which AMNI is a party contemplated hereby or thereby will require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification would not have an AMNI Material Adverse Effect.

        SECTION 3.5.  Capital Stock of AMNI.

               (a) Authorized Capital Stock of AMNI. The authorized capital stock of AMNI consists of 8,000,000 shares of common stock, no par value ("Common Stock") of which, as of August 20, 1999, 3,809,677 shares of Common Stock were issued and outstanding, and 2,000,000 shares of preferred stock, no par value, none of which have been issued or are outstanding. All of the shares of Common Stock are duly authorized and validly issued and outstanding, fully paid and nonassessable. Except for the outstanding shares of Common Stock and except as set forth on Schedule 3.5, there are no shares of capital stock or other equity securities of AMNI outstanding. The shares of Common Stock have not been issued in violation of, and none of the shares of Common Stock is subject to, any preemptive or subscription rights. Except as set forth on Schedule 3.5, there are no outstanding warrants, options, "phantom" stock rights, agreements, convertible or exchangeable securities or other commitments (other than this Agreement) pursuant to which AMNI is or may become obligated to issue, sell, purchase, return or redeem any shares of capital stock or other securities of AMNI, and no equity securities of AMNI are reserved for issuance for any purpose. AMNI is not a party to any agreement pursuant to which the shares of Common Stock are subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rights or disposition of the shares of Common Stock other than (i) this Agreement and (ii) certain options to purchase Common Stock granted by the shareholders of AMNI to certain third parties.

               (b) Subsidiaries. All of the outstanding capital stock of AMNI's subsidiaries is owned by AMNI, free and clear of any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other limitation or restriction. All of the shares of capital stock of each of AMNI's subsidiaries are duly authorized and validly issued and outstanding, fully paid and nonassessable. Except for the outstanding shares of the capital stock of each subsidiary and except as set forth on Schedule 3.5, there are no shares of capital stock or other equity securities of any of AMNI's subsidiaries outstanding. The shares of capital stock of each of AMNI's subsidiaries have not been issued in violation of, and none of such shares of capital stock is subject to, any preemptive or subscription rights. Except as set forth on Schedule 3.5, there are no outstanding warrants, options, "phantom" stock rights, agreements, convertible or exchangeable securities or other commitments pursuant to which any of AMNI's subsidiaries is or may become obligated to issue, sell, purchase, return or redeem any shares of capital stock or other securities of such subsidiary, and no equity securities of such subsidiary are reserved for issuance for any purpose. The shares of capital stock of each of AMNI's subsidiaries are not subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding, including any such agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rights or disposition of the shares of such capital stock.

               (c) Registered Common Stock. The Common Stock constitutes the only class of equity securities of AMNI or its subsidiaries registered or required to be registered under the Exchange Act.

               (d) Shares. The Shares, when issued and sold to Times Mirror, in accordance with the terms of this Agreement and against payment therefore as described herein, will be duly and validly issued, fully paid and nonassessable.

               (e) No Appraisal Rights. The holders of shares of Common Stock shall not be entitled to appraisal rights as a result of the consummation of the sale of the Shares by AMNI to Times Mirror as contemplated by this Agreement.

        SECTION 3.6. SEC Reports; Financial Statements.

               (a) SEC Reports; Audited Financial Statements. AMNI has filed all required forms, reports and documents ("SEC Reports") with the SEC since December 31, 1995, each of which has complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), each as in effect on the dates such forms, reports and documents were filed. None of such SEC Reports, including, without limitation, any financial statements or schedules included or incorporated by reference therein, contained when filed any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading. The audited consolidated financial statements of AMNI included in the SEC Reports were prepared in accordance with GAAP and present fairly the consolidated financial position of AMNI and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended.

               (b) Amendments to SEC Reports. AMNI has heretofore made available or promptly will make available to Times Mirror a complete and correct copy of any amendments or modifications which are required to be filed with the SEC but have not yet been filed with the SEC to any SEC Reports.

        SECTION 3.7. Litigation; Decrees. As of the date of this Agreement, there are no pending and, to the knowledge of AMNI, threatened, lawsuits or claims with respect to which AMNI or any of its subsidiaries has contacted in writing the defendant or has been contacted in writing by the claimant or by counsel for the claimant by or against AMNI or any of its subsidiaries or any of the properties, assets, operations or businesses or AMNI or any of its subsidiaries and which (a) involve a claim by or against AMNI or any of its subsidiaries of more than $50,000, (b) seek any injunctive relief or (c) relate to the transactions contemplated by this Agreement. Except as publicly disclosed by AMNI in the SEC Reports, neither AMNI nor any of its subsidiaries is in default under any judgment, order or decree of any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, applicable to AMNI or any of its subsidiaries or any of the properties, assets, operations or businesses of AMNI or any of its subsidiaries, except where such default would not have an AMNI Material Adverse Effect.

        SECTION 3.8. Absence of Changes or Events. Except as publicly disclosed by AMNI in the SEC Reports, since June 30, 1999, there has not been an AMNI Material Adverse Effect, other than changes relating to the economy in general or the industries in which AMNI conducts its business in general and not specifically relating to AMNI. Except as contemplated by this Agreement, since June 30, 1999, the business of AMNI and its subsidiaries has been conducted in the ordinary course.

        SECTION 3.9. Compliance with Applicable Laws.

               (a) General. AMNI and each of its subsidiaries is in compliance with all applicable statutes, laws, ordinances, rules, orders and regulations of any governmental authority or instrumentality, domestic or foreign (collectively, "Applicable Laws"), except for any such incidents of noncompliance that would not have an AMNI Material Adverse Effect. This Section
3.9 does not relate to matters with respect to Taxes or any other taxes, which are the subjects of Section 3.11. This Section 3.9(a) does not relate to environmental matters, which are the subjects of Sections 3.9(b), 3.9(c) and 3.9(d).

               (b) Hazardous Materials. There has been no release of any Hazardous Material to soil or water originating at, on, or from any of the real property of AMNI during the period that AMNI or any of its divisions or subsidiaries has owned, operated on or leased such real property, except for any such releases that would not have an AMNI Material Adverse Effect.

               (c) Notices of Certain Environmental Matters. AMNI has not received written notice of any alleged violation of Environmental Law or liability for any release of any Hazardous Material in connection with the present or past business or properties of AMNI or any of its subsidiaries, and there exists no writ, injunction, decree, order or judgment outstanding, nor any lawsuit, proceeding, citation, summons or government agency investigation relating thereto, except for any such matters that would not have an AMNI Material Adverse Effect.

               (d) Definitions. For purposes of Sections 3.9(b) and 3.9(c):

                      (i) "Hazardous Material" means any chemical substance the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, or common law; or which is defined as a "hazardous waste" or "hazardous substance" under any federal, state or local statute, regulation or ordinance, including the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.) or the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.); or which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is regulated as such by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States or state or any political subdivision thereof.

                      (ii) "Environmental Law" means any applicable statute, regulation, rule, ordinance, code, license or order, of any governmental agency, department, commission, board, bureau or instrumentality of the United States, states and political subdivisions thereof and all applicable judicial and administrative and regulatory decrees, judgments and orders relating to the protection of human health or the environment with respect to Hazardous Materials.

        SECTION 3.10. Employee Benefit Plans. With respect to each employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan," as defined in Section 3(3) of ERISA) maintained or contributed to by AMNI or any of its subsidiaries or with respect to which AMNI or any of its subsidiaries could incur liability under Section 4069, 4212(c) or 4204 of ERISA (the "Benefit Plans") no event has occurred and, to the knowledge of AMNI, there currently exists no condition or set of circumstances in connection with which AMNI or any of its subsidiaries could be subject to any liability under the terms of the Benefit Plans, ERISA, the Internal Revenue Code of 1986, as amended (the "Code" or any other Applicable Law which would have an AMNI Material Adverse Effect.

        SECTION 3.11. Taxes.

               (a) Tax Returns and Taxes. Except as publicly disclosed in the SEC Reports, AMNI and its subsidiaries have filed or caused to be filed in a timely manner (within any applicable extension periods) with the appropriate Tax authorities all Tax Returns they are required to have filed and have paid or provided for all Taxes they are required to have paid, except where the failure to have filed such a Tax Return or paid or provided for such Taxes would not have an AMNI Material Adverse Effect. Except as publicly disclosed in the SEC Reports, there are no material Tax liens or assessments against AMNI or any property or assets of AMNI, other than liens for Taxes that are not due and payable or which may thereafter be paid without penalty.

               (b) Tax Claims. Except as publicly disclosed in the SEC Reports, no material claim for assessment or collection of Taxes is presently being asserted against AMNI or any of its subsidiaries and neither AMNI nor any of its subsidiaries is a party to any pending action, proceeding, or investigation by any governmental taxing authority nor does AMNI have knowledge of any such threatened action, proceeding or investigation.

               (c) Definitions. For purposes of this Agreement:

                      (i) "Tax" (including "Taxes") means all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, withholding, payroll, employment, excise, stamp, premium, property or other taxes of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto; and

                      (ii) "Tax Return" means any return, report, statement or information statement required to be filed with respect to Taxes.

        SECTION 3.12. Brokers. No broker, finder or investment banker is entitled to any brokerage finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of AMNI.

        SECTION 3.13. Year 2000. All of the material computer software, computer firmware, computer hardware (whether general or special purpose), and other similar or related items of automated, computerized, and/or software system(s) that are used or relied on by each of AMNI and each of its subsidiaries in the operation of its business will not malfunction, will not cease to function, will not generate incorrect data, and will not produce incorrect results when processing, providing, and/or receiving (a) date-related data into and between the twentieth and twenty-first centuries and (b) date-related data in connection with any valid date in the twentieth and twenty-first centuries.

                                    ARTICLE 4

                 REPRESENTATIONS AND WARRANTIES OF TIMES MIRROR

        Times Mirror hereby represents and warrants to AMNI as follows:

        SECTION 4.1. Organization and Good Standing of Times Mirror. Times Mirror is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Times Mirror has all requisite corporate power and authority and, to the knowledge of Times Mirror, possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to carry on its business as presently conducted other than such franchises, licenses, permits, authorizations and approvals the lack of which would not prevent Times Mirror from performing its obligations under the Transaction Documents.

        SECTION 4.2. Authority. Times Mirror has all requisite corporate power and authority to execute and deliver the Transaction Documents and to consummate the transactions to which Times Mirror is a party contemplated hereby and thereby. All necessary corporate action required to have been taken by or on behalf of Times Mirror by applicable law or its charter documents has been taken to authorize (a) the approval, execution and delivery on behalf of Times Mirror of the Transaction Documents and (b) the performance by Times Mirror of its obligations under the Transaction Documents and the consummation of the transactions contemplated hereby and thereby. Each of the Transaction Documents constitutes a valid and binding agreement of Times Mirror, enforceable against it in accordance with its terms, except as the same may be limited by the Enforceability Exceptions.

        SECTION 4.3. No Breach. The execution and delivery of the Transaction Documents by Times Mirror do not, and the consummation of the transactions to which Times Mirror is a party contemplated hereby and thereby will not, (a) violate or conflict with the Certificate of Incorporation or Bylaws of Times Mirror or (b) constitute a breach or default or give rise to any lien, third-party right of termination, cancellation, material modification or acceleration under any material agreement, understanding or undertaking to which Times Mirror is a party or by which it is bound, or violate or conflict with any law, rule or regulation to which it or any material portion of its assets is subject, other than such violations, conflicts, breaches, defaults, liens or third-party rights, the existence of which would not prevent Times Mirror from performing its obligations under the Transaction Documents.

        SECTION 4.4. Consents and Approvals. Neither the execution and delivery of the Transaction Documents by Times Mirror nor the consummation of the transactions to which Times Mirror is a party contemplated hereby and thereby will require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not prevent Times Mirror from performing its obligations under the Transaction Documents.

        SECTION 4.5. Brokers. No broker, finder or investment banker is entitled to any brokerage finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Times Mirror.

        SECTION 4.6. Acquisition of Additional Stock. Times Mirror does not have any present intention to acquire, either directly or through any of its affiliates (as such term is defined under the Securities Act), shares of Common Stock in an amount which, in the aggregate, would result in ownership by Times Mirror and its affiliates of 45% or more of the Common Stock of AMNI.

                                    ARTICLE 5

                                COVENANTS OF AMNI

        SECTION 5.1. Access. Prior to the Closing, AMNI and its officers, directors, employees, advisors, representatives and authorized agents will provide Times Mirror and its representatives, employees, counsel and accountants, reasonable access to the personnel, properties, books and records of AMNI.

        SECTION 5.2. Ordinary Conduct. Except as contemplated by this Agreement, from the date of this Agreement to the Closing Date, AMNI will conduct its business in the ordinary course in substantially the same manner as presently conducted and will make all reasonable efforts substantially consistent with past practices to preserve its relationships with customers, suppliers and others with whom AMNI deals. Except as contemplated by this Agreement, from the date of this Agreement to the Closing Date, AMNI will not do any of the following, without the prior written consent of Times Mirror:

               (a) Common Stock. Take any action that would result in a failure to maintain the trading of the Common Stock on NASDAQ;

               (b) Dividends. Declare, set aside or pay any dividend or other distribution in respect of its capital stock;

               (c) Redemption or Acquisition of Capital Stock. Redeem or otherwise acquire any shares of its capital stock;

               (d) Stock Issuances. Authorize for issuance, issue, sell, deliver or agree or commit to issue sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities or equity equivalents (including, without limitation, any stock options or stock appreciation rights) of AMNI or any of its subsidiaries, except for (i) the issuance and sale of shares of Common Stock pursuant to options previously granted under any stock option plans of AMNI and (ii) the issuance of options to purchase shares of Common Stock of AMNI currently reserved for issuance and available under its 1995 Long-Term Incentive and Stock Plan and its 1995 Outside Directors and Advisors Stock Plan, as in effect as of the date of this Agreement;

               (e) Reorganizations. Acquire or agree to acquire by merging or consolidating with, by purchasing an equity interest in or the assets of, or by any other manner, any business or any corporation, partnership or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other entity (other than the purchase of assets from suppliers, clients or vendors in the ordinary course of business and consistent with past practice);

               (f) Asset Dispositions. Sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its assets, except in the ordinary course of business and except for sales, leases or dispositions of assets that, in the aggregate, have a value of less than $50,000;

               (g) Charter and Bylaws. Adopt or propose to adopt any amendments to its charter documents which would have an adverse impact on the consummation of the transactions contemplated by this Agreement; or

               (h) Agreements. Agree, whether in writing or otherwise, to do any of the foregoing.

               SECTION 5.3. Acquisition of Additional Shares of Common Stock by Times Mirror; Shareholder Approval. If Times Mirror desires to acquire shares of Common Stock of AMNI in addition to the Shares and the Edelson Shares, AMNI shall use its best efforts to assist Times Mirror in acquiring such additional shares of Common Stock of AMNI from AMNI's shareholders, including but not limited to (a) promptly preparing and filing any documents with the SEC in connection with the commencement of any tender offer by Times Mirror, and (b) promptly seeking the approval of AMNI's shareholders of any such purchase by Times Mirror in accordance with the Michigan Control Share Acquisition Act.

                                    ARTICLE 6

                                MUTUAL COVENANTS

        SECTION 6.1. Publicity. Times Mirror and AMNI agree that, from the date of this Agreement through the Closing Date, no public release or announcement concerning the transactions contemplated hereby shall be issued by any party without the prior consent of each other party (which consent shall not be unreasonably withheld), except as such release or announcement may be required by law or the rules or regulations of any United States securities exchange, NASDAQ, or the Securities and Exchange Commission, in which case the party required to make the release or announcement shall allow each other party reasonable time to comment on such release or announcement in advance of such issuance.

        SECTION 6.2. Further Assurances. From time to time, as and when requested by any party hereto, the other parties shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as such requesting party may reasonably deem necessary or desirable to consummate the transactions contemplated by this Agreement.

                                    ARTICLE 7

                         TERMINATION; AMENDMENT; WAIVER

        SECTION 7.1. Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date:

               (a) by mutual written consent of Times Mirror and AMNI;

               (b) by Times Mirror and AMNI if (i) any federal, state or foreign governmental authority or other agency or commission or court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any order, decree or ruling which remains in effect, and which has the effect of making the transactions contemplated hereby illegal or otherwise prohibiting consummation of the transactions contemplated by this Agreement and such order, decree, ruling or other action is or shall have become nonappealable; (ii) the Closing has not occurred by 60 days after the date hereof, provided that no party may terminate this Agreement pursuant to this clause (ii) if such party's failure to fulfill any of its obligations under this Agreement shall have been the reason that the Closing Date shall not have occurred on or before said date; or (iii) if the Common Stock has been delisted from NASDAQ;

               (c) by Times Mirror if (i) there shall have been a breach of any representation or warranty on the part of AMNI set forth in this Agreement or if any representation or warranty of AMNI shall have become untrue, provided that Times Mirror has not breached any of its obligations hereunder; or (ii) there shall have been a breach by AMNI of any of its covenants or agreements hereunder, provided that Times Mirror has not breached any of obligations hereunder; or

               (d) by AMNI, if (i) there shall have been a breach of any representation or warranty on the part of Times Mirror set forth in this Agreement or if any representation or warranty of Times Mirror shall have become untrue, provided that AMNI has not breached any of its obligations hereunder; or
(ii) there shall have been a breach by Times Mirror of any of its covenants or agreements hereunder, provided that AMNI has not breached any of obligations hereunder.

        SECTION 7.2. Effects of Termination. If this Agreement is terminated and the transactions contemplated hereby are abandoned pursuant to Section 7.1, this Agreement shall become void and of no further force and effect, except for the provisions of (a)
Section 6.1 relating to publicity, (b) Section 9.1 relating to expenses generally, (c) Section 9.2 relating to attorneys' fees and expenses, (d) Section
9.5 relating to notices, (e) Section 9.11 relating to arbitration and consent to jurisdiction and (f) this Article 7. Nothing in this Article 7 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement.

                                    ARTICLE 8

                                 INDEMNIFICATION

        SECTION 8.1. Indemnification.

               (a) Indemnification by AMNI. AMNI shall indemnify Times Mirror and its officers, directors, employees and agents against and hold them harmless from any and all damage, loss (including any diminution in the value of the assets of AMNI), liability and expense (including reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding) ("Losses") suffered or incurred by any such indemnified party to the extent arising from (i) any failure of any representation or warranty of AMNI to be true and correct as of the Closing Date or (ii) any breach by AMNI of any covenant contained in this Agreement requiring performance after the Closing Date.

               (b) Indemnification by Times Mirror. Times Mirror shall indemnify AMNI and its officers, directors, employees and agents against and hold them harmless from any and all Losses suffered or incurred by any such indemnified party to the extent arising from (i) any failure of any representation or warranty of Times Mirror to be true and correct as of the Closing Date or (ii) any breach by Times Mirror of any covenant contained in this Agreement requiring performance after the Closing Date.

        SECTION 8.2. Losses Net of Insurance. The amount of any Losses for which indemnification is provided under this Article 8 shall be net of any amounts recovered or recoverable by the indemnified party under insurance policies with respect to such Losses.

        SECTION 8.3. Termination of Indemnification. The obligations to indemnify and hold harmless a party hereto, (a) pursuant to clause (a) of
Section 8.1 shall terminate when the applicable statute of limitations expires and (b) pursuant to clause (b) of Section 8.1 shall not terminate; provided, however, that as to clause (a) above, such obligations to indemnify and hold harmless shall not terminate with respect to any item as to which the person to be indemnified or the related party hereto shall have, before the expiration of the applicable period, previously made a claim by delivering a notice (setting forth the detailed basis of such claim) to the indemnifying party.

        SECTION 8.4. Claims for Indemnification. If any party shall believe that such party (the "Indemnitee") is entitled to indemnification pursuant to this
Article 8 in respect of any Losses, such Indemnitee shall give the appropriate indemnifying party (the "Indemnifying Party") prompt written notice thereof. Any such notice shall set forth in reasonable detail and to the extent then known the basis for such claim for indemnification. The failure of such Indemnitee to give notice of any claim for indemnification promptly shall not adversely affect such Indemnitee's right to indemnity hereunder except to the extent that such failure adversely affects the right of the Indemnifying Party to assert any reasonable defense to such claim. The Indemnifying Party shall have twenty (20) business days following its receipt of such notice either (a) to acquiesce in such claim and their respective responsibilities to indemnify the Indemnitee in respect thereof in accordance with the terms of this Article 8 by giving such Indemnitee written notice of such acquiescence or (b) to object to the claim by giving such Indemnitee written notice of the objection. If the Indemnifying Party does not object thereto within such twenty (20) business day period, such Indemnifying Party shall be deemed to have acquiesced in such claim and their respective responsibilities to indemnify the Indemnitee in respect thereof in accordance with the terms of this Article 8.

        SECTION 8.5. Defense of Claims.

               (a) In connection with any claim which may give rise to indemnity under this Article 8 resulting from or arising out of any claim or proceeding against an Indemnitee by a person that is not a party hereto, the Indemnifying Party shall have the right to, upon written notice sent at any time to the Indemnitee, participate in or assume control of the defense of such claim or proceeding, at its own expense, and shall take all steps reasonably necessary in the defense or settlement thereof and shall at all times diligently and promptly pursue the resolution thereof. Such Indemnitee shall cooperate fully with the Indemnifying Party, subject to reimbursement for actual out-of-pocket expenses incurred by such Indemnitee as the result of a request by the Indemnifying Party. Such Indemnitee shall have the right to approve legal counsel selected by the Indemnifying Party, which approval shall not be unreasonably withheld. If the Indemnifying Party elects to assume control of the defense of any third-party claim or proceeding, such Indemnitee shall have the right to participate in the defense of such claim or proceeding with legal counsel of its own selection; provided, however, that such Indemnitee shall pay the fees and expenses of such counsel unless the named parties to any such claim or proceeding include both such Indemnitee and the Indemnifying Party and such Indemnitee has been advised by legal counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party (in which case, if such Indemnitee informs the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such claim or proceeding on behalf of such Indemnitee), it being understood that the Indemnifying Party shall not, in connection with any one claim or proceeding, be liable for the fees and expenses of more than one separate firm of attorneys at any time for such Indemnitee.

               (b) If the Indemnifying Party does not elect to assume control or otherwise participate in the defense of any third-party claim or proceeding, it shall be bound by the results obtained by such Indemnitee with respect to such claim or proceeding; provided, however, that no settlement or compromise of any claim which may result in any indemnification liability may be made by such Indemnitee without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. No settlement or compromise of any claim may be made by the Indemnifying Party without the prior written consent of such Indemnitee. In the event that such Indemnitee provides written consent to the Indemnifying Party with respect to the settlement or resolution of any claim by the Indemnifying Party, the Indemnifying Party shall pay or cause to be paid all amounts arising out of such settlement or judgment either concurrently with the effectiveness thereof or shall obtain and deliver to such Indemnitee prior to the execution of such settlement a general release executed by the third-party claimant, which general release shall release such Indemnitee from any liability in such matter.

                                    ARTICLE 9

                                  MISCELLANEOUS

        SECTION 9.1. Expenses. Whether or not the transactions contemplated hereby are consummated, and except as otherwise provided in this Agreement, all fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs or expenses.

        SECTION 9.2. Attorneys' Fees. Should any arbitration or litigation be commenced concerning this Agreement or the rights and duties of any party with respect to it, the party prevailing shall be entitled, in addition to such other relief as may be granted, to a reasonable sum for such party's attorneys' fees and expenses determined by the court in such arbitration or litigation or in a separate action brought for that purpose.

        SECTION 9.3. Assignment. This Agreement and the rights and obligations hereunder shall not be assignable or transferable by Times Mirror or AMNI without the prior written consent of the other parties hereto; provided, however, that Times Mirror shall be permitted to assign this Agreement or any of its rights, interests or obligations hereunder to any of its affiliates without the prior written approval or any other party; and provided, further, however, that no assignment shall limit or affect the assignor's obligations hereunder.

        SECTION 9.4. No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person or entity, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

        SECTION 9.5. Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent prepaid telecopy, or sent, postage prepaid, by registered, certified or express mail, or reputable overnight courier service and shall be deemed given when so delivered by hand or telecopied, or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service), as follows:

                      (i)    if to AMNI,

                             One Ionia S.W., Suite 300
                             Grand Rapids, MI  49503
                             Attention:  Phillip D. Miller
                             Telecopier No.: (616) 235-3405


                             with a copy to:

                             Moss & Barnett, a Professional Association
                             4800 Norwest Center, 90 South 7th Street
                             Minneapolis, MN  55402
                             Attention:  Janna R. Severance
                             Telecopier No.: (612) 339-6686

                      (ii)   if to Times Mirror,

                             One Times Mirror Square
                             Los Angeles, California  90053
                             Attention:  Edward L. Blood
                             Telecopier No.: (213) 237-3917

                             with a copy to:

                             Gibson, Dunn & Crutcher LLP
                             333 South Grand Avenue
                             Los Angeles, California  90071
                             Attention:  Peter F. Ziegler, Esq.
                             Telecopier No.:  (213) 229-6595

        SECTION 9.6. Counterparts; Facsimile. This Agreement may be executed and delivered in one or more counterparts and via facsimile, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered or faxed to the other party.

        SECTION 9.7. Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter.

        SECTION 9.8. Severability. If any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

        SECTION 9.9. Amendment. This Agreement may be amended by action taken by Times Mirror and AMNI at any time only by an instrument in writing signed on behalf of each of the parties hereto.

        SECTION 9.10. Extension; Waiver. At any time prior to the Closing Date, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of any other party, (b) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document, certificate or writing delivered pursuant hereto or (c) waive compliance by any other party with any of the agreements or conditions contained herein. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in an instrument, in writing, signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

        SECTION 9.11. Dispute Resolution; Equitable Enforcement.

               (a) Arbitration. Except as otherwise provided in Section 9.11(b), any controversy, dispute or claim arising under this Agreement shall be settled by arbitration conducted in New York, New York in accordance with the rules of the American Arbitration Association as then in effect and judgment upon any award rendered by the arbitrator may be entered by any federal or state court having jurisdiction thereof. Any such arbitration shall be conducted by a single arbitrator who shall be a retired judge of any appellate or trial court of the State of New York, any United States appellate court or the United States District Court for any New York district. The parties intend that this agreement to arbitrate be valid, enforceable and irrevocable.

               (b) Equitable Enforcement. Notwithstanding anything to the contrary contained in this Section 9.11, any claim by either party for injunctive or other equitable relief, including specific performance (including the agreement to arbitrate contained in Section 9.11(a)), may be brought in the Supreme Court of the State of New York, New York County, or in the United States District Court for the Southern District of New York before or as a result of arbitration, and any judgment, order or decree relating thereto shall have precedence over any arbitral award or proceeding. Each of Times Mirror and AMNI irrevocably submits to the exclusive jurisdiction of (i) the Supreme Court of the State of New York, New York County, and (ii) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of Times Mirror and AMNI agrees to commence any action, suit or proceeding relating hereto either in the United States District Court for the Southern District of New York or, if, for jurisdictional reasons, such suit, action or other proceeding may not be brought in such court, in the Supreme Court of the State of New York, New York County. Each of Times Mirror and AMNI further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth in Section
9.5 above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of Times Mirror and AMNI irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this

Agreement or the transactions contemplated hereby in (x) the Supreme Court of the State of New York, New York County, or (y) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

        SECTION 9.12. Interpretation of this Agreement.

               (a) Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, the singular includes the plural, the part includes the whole, "including" is not limiting and "or" has the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole (including the Preamble, the Recitals, the Schedules and the Exhibits) and not to any particular provision of this Agreement. Article, section, exhibit, schedule, recital and preamble references in this Agreement are to those portions of this Agreement unless otherwise specified.

               (b) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within such State.

               (c) Headings, Exhibits and Schedules. The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the Table of Contents to this Agreement, are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement.

               (d) Representation By Counsel; Interpretation. Times Mirror and AMNI each acknowledges that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law, including Section 1654 of the California Civil Code or any comparable provision of New York law, or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of Times Mirror and AMNI.

               IN WITNESS WHEREOF, the parties have caused this Stock Purchase Agreement to be duly executed as of the date first written above.

                                            THE TIMES MIRROR COMPANY,
                                            a Delaware corporation


                                            By: /s/ EDWARD L. BLOOD
                                               ---------------------------------
                                               Name:  Edward L. Blood
                                               Title:  Vice President- Strategic
                                                       Planning



                                            ALTERNATE MARKETING NETWORKS, INC.,
                                            a Michigan corporation


                                            By: /s/ PHILLIP D. MILLER
                                                --------------------------------
                                               Name:  Phillip D. Miller
                                               Title:  Chairman and Chief
                                                       Executive Officer